EXHIBIT 10.2

                                                                  EXECUTION COPY


                AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 20, 2002, by and between Quanta Services, Inc., a Delaware corporation (the "Company"), and Aquila, Inc. (f/k/a UtiliCorp United Inc.), a Delaware corporation ("Investor").

                                     RECITAL

     WHEREAS, the Company and Investor are party to an Investor's Rights Agreement made and entered into as of September 21, 1999 (the "Original Agreement"); and

     WHEREAS, the Company and Investor have entered into a Settlement and Governance Agreement dated as of May 20, 2002 (the "Settlement and Governance Agreement"), which provides, among other things, that the Company and Investor will amend and restate the Original Agreement by entering into this Agreement contemporaneously with the execution and delivery of the Settlement and Governance Agreement.

                                    AGREEMENT

     The parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Settlement and Governance Agreement and the Securities Purchase Agreement. The terms set forth below are used herein as so defined:

     "Affiliate" of any Person shall mean:

     (a) For purposes of Article II, (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person; and


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     (b)  For purposes of Article III, (i) any Subsidiary of such Person or (ii)
          a Parent of such Person.

     "Beneficial Ownership," "Beneficial Owner," and "Beneficially Own" have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" means the common stock, par value $0.00001 per share, of the Company.

     "Company" has the meaning specified therefor in the introductory paragraph of this Agreement.

     "Competitor" means (a) a provider for third parties of specialized contracting and maintenance services, primarily for electric, telecommunications, cable television, natural gas, and transportation infrastructure (and with respect to natural gas and transportation infrastructure, only if and when such business lines are a significant part of the Company's overall business) and (b) in the United States and in other countries, but only in any of such other countries if and when the Company develops a substantial market for its services in such country.

     "Conversion Shares" means the shares of Common Stock issuable on conversion of the Preferred Stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Fully Diluted Ownership Ratio" means the ratio that the total number of shares of Common Stock owned by a Pre-Emptive Purchaser bears to the total number of shares of Common Stock outstanding, in each case assuming full conversion of all outstanding securities convertible into Common Stock and full exercise of all outstanding options, rights and warrants to acquire Common Stock.

     "Holder" means the record holder of any Registrable Securities.

     "Inspectors" has the meaning specified therefor in Section 2.3(g) of this Agreement.

     "Investor" has the meaning specified therefor in the introductory paragraph of this Agreement.

     "Losses" has the meaning specified therefor in Section 2.8 of this Agreement.

     "New Securities" has the meaning specified therefor in Section 3.2(b) of this Agreement.

     "Other Holders" has the meaning specified therefor in Section 2.1(d) of this Agreement.


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     "Parent" means any corporation or other legal entity which at the time directly or indirectly controls at least a majority of the equity of such entity having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers, general partner(s), or other equivalent governing body of such entity (irrespective of whether or not at the time equity of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

     "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "Pre-Emptive Purchasers" has the meaning specified therefor in Section 3.1 of this Agreement.

     "Pre-Emptive Right" has the meaning specified therefor in Section 3.1 of this Agreement.

     "Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $0.00001 per share.

     "Proportionate Number" has the meaning specified therefor in Section 3.2(a) of this Agreement.

     "Records" has the meaning specified therefor in Section 2.3(g) of this Agreement.

     "Registrable Securities" means the Conversion Shares, the shares of Common Stock owned by the Investor on the date of this Agreement and any other shares of Common Stock acquired by the Investor (or any Person or Persons to which all or a portion of Investor's rights under this Agreement are assigned in accordance with the terms of this Agreement) after the date of this Agreement, whether in privately-negotiated or open market transactions, pursuant to the exercise of rights to purchase shares granted pursuant to this Agreement or pursuant to stock dividends, stock splits or other distributions in respect of the Common Stock, until such time as any such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.

     "Registration Expenses" has the meaning specified therefor in Section 2.7(a) of this Agreement.

     "Registration Statement" has the meaning specified therefor in Section 2.1(b) of this Agreement.

     "Requesting Holder(s)" has the meaning specified therefor in Section 2.1(a) and (b), as applicable, of this Agreement.

     "Request Notice" has the meaning specified therefor in Section 2.1(a) this Agreement.

     "Selling Expenses" has the meaning specified therefor in Section 2.7(a) of this Agreement.


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     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

     "Settlement and Governance Agreement" has the meaning specified in the Recital of this Agreement.

     "Subsidiary" means any corporation or other legal entity of which the Company is the Parent.

     "Transfer" has the meaning specified therefor in Section 4.1 of this Agreement.

     "Voting Securities" has the meaning specified therefor in Section 2.1(d) of this Agreement.

     Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a Registration Statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (b) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is eligible to be, and at the time of determination can be, disposed of pursuant to paragraph (k) of Rule 144 (or any similar provision then in force) under the Securities Act; or (d) such Registrable Security is held by the Company or one of its Subsidiaries.

                                   ARTICLE II
                               REGISTRATION RIGHTS

     Section 2.1 Demand Registration.

     (a) Request for Registration. At any time after the date hereof, any Holder or Holders who collectively Beneficially Own at least 50% of the Registrable Securities may request (a "Request Notice") the Company to register under the Securities Act all or any portion of the Registrable Securities that are held by such Holder or Holders (collectively, the "Requesting Holder") for sale in the manner specified in the Request Notice.

     (b) Company's Obligations. Promptly following receipt of a Request Notice, the Company shall (i) notify each Holder (except the Requesting Holder) of the receipt of a Request Notice and (ii) shall use its commercially reasonable efforts to effect such registration (including, without limitation, preparing and filing a registration statement under the Securities Act (each such registration statement, a "Registration Statement") effecting the registration under the Securities Act, for public sale in accordance with the method of disposition specified in such Request Notice) of the Registrable Securities specified in the Request Notice (and in any notices that the Company receives from other Holders no later than the 15th calendar day after receipt of the notice sent by the Company) (such other Holders and the Requesting Holders, the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Requesting Holders holding a majority of the Registrable Securities to be registered, which approval shall not be withheld unreasonably. The Company shall be obligated to register Registrable Securities pursuant to this Section 2.1 on not more than three (3) occasions in the



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aggregate on behalf of all Holders (including any transferees or assignees of Investor pursuant to Section 2.10); provided, however, that the Company shall not be required to file a Registration Statement pursuant to a Request Notice less than six (6) months following the later of the effective date of the most recent Registration Statement filed pursuant to a Request Notice or the last sale of securities pursuant to any such Registration Statement.

     (c) Deferral by Company. If the Company has received a Request Notice, whether or not a Registration Statement with respect thereto has been filed or has become effective, or an event referred to in Section 2.3(e) has occurred, and the Company furnishes to the Requesting Holders a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would not be in the best interest of the Company's stockholders for such Registration Statement (i) to be filed on or before the date such filing would otherwise be required hereunder, (ii) to become effective or (iii) to be updated by post-effective amendment or prospectus supplement because (A) such action would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (B) such action would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (C) the Company is unable to comply with requirements of the Commission, the Company shall have the right, but not more than once in any 365-day period with respect to any Request Notice, to defer such filing or effectiveness for such period as may be reasonably necessary (which period shall not, in any event, exceed 90 calendar days from the date the response period for Holders pursuant to Section 2.1(b) expires).

     (d) Participation Rights of Company and Others. The Company shall be entitled to include in any Registration Statement filed pursuant to this Section 2.1, for sale in accordance with the method of disposition specified by the Requesting Holder, securities of the Company entitled to vote generally in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, "Voting Securities") to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Any Person other than a Holder (the "Other Holders") entitled to piggy-back registration rights with respect to a Registration Statement filed pursuant to this Section 2.1 may include Voting Securities of the Company with respect to which such rights apply in such Registration Statement for sale in accordance with the method of disposition specified by the Requesting Holder, except and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Except as provided in this subsection (d) and in Section 2.6 of this Agreement, the Company will not effect any other registration of its Voting Securities (except with respect to Registration Statements (i) on Form S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date hereof or (ii) filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders or such other Registration Statements (A) for the resale of shares issued pursuant to an employee stock ownership trust or other benefit plan of a business acquired in an acquisition by the Company or (B) in connection with non-underwritten resales of securities issued to owners of a business acquired in an acquisition by the Company), whether for its own account or that of any Other Holder, from the date of receipt of a Request Notice requesting the registration of an underwritten public offering until the completion or abandonment of the distribution by the underwriters of all securities thereunder; provided, however, such restricted period shall not


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extend beyond the date 90 calendar days subsequent to the effective date of such
Registration Statement.

     (e) Prohibition on Future Grants. From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant any demand registration rights to any Person unless such rights are expressly made subject to the right of the Holders to include an equal number of shares of the Registrable Securities along with the other Person's shares in any registration relating to an underwritten public offering, except and to the extent that, in the opinion of the managing underwriter, the inclusion of all shares requested to be registered by all Persons holding registration rights, would materially jeopardize the successful marketing of the securities (including the Registrable Securities) to be sold.

     Section 2.2 Piggy-Back Registration.

     (a) Company Notice. If the Company proposes to register any Voting Securities under the Securities Act for sale to the public for cash, whether for its own account or for the account of Other Holders or both (except with respect to Registration Statements on Forms S-4 or S-8 or any forms succeeding thereto for purposes permissible under such forms as of the date hereof or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), each such time it will give written notice to all Holders of its intention to do so no less than 20 calendar days prior to the anticipated filing date.

     (b) Request. Upon the written request of any Holder received by the Company no later than the 15th calendar day after receipt by such Holder of the notice sent by the Company, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities so registered; provided, however, that the Company may at any time, in its sole discretion and without the consent of any Holder, abandon the proposed offering in which any Holder had requested to participate.

     (c) Underwriter's Cut-Back. The number of Registrable Securities to be included in such a registration may be reduced or eliminated if and to the extent, in the case of an underwritten offering, the managing underwriter shall render to the Company its opinion that such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that (a) in the case of a Registration Statement filed pursuant to the exercise of demand registration rights of any Other Holders, priority shall be given in the following manner of allocation: (i) first, to the Other Holders demanding such registration; (ii) then to the Holders; (iii) then to the Company; and (iv) then to Other Holders or other stockholders of the Company desiring to participate with the Company's consent (other than the Other Holders entitled to participate under clause (i) or (ii)), and (b) in the case of a Registration Statement the filing of which is initiated by the Company, priority shall be given in the following order of allocation: (i) first to the Company and (ii) then equally (on a share-for-share basis) to the Holders and Other Holders. In the event that the number of Registrable Securities to be included in a registration is to be reduced as provided above, within 10 business days after receipt by each Holder proposing to sell Registrable

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Securities pursuant to the registered offering of the opinion of such managing underwriter, all such Selling Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the Registration Statement or, if less, the number of such shares allocable to Holders of Registrable Securities after reduction for any allocations to the Company or Other Holders in accordance with the priority provisions set forth in the preceding sentence, and if such Holders are unable to agree among themselves with respect to such allocation, such allocation shall be made in proportion to the respective numbers of shares specified in their respective written requests.

     (d) Prohibition on Future Grants. From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant any piggy-back registration rights to any Person unless such rights are expressly made subject to the prior right of Holders to include their Registrable Securities on a pro-rata basis in any registration relating to an underwritten public offering, except and to the extent that, in the opinion of the managing underwriter, the inclusion in the offering of all shares requested to be registered by all Persons holding registration rights would materially jeopardize the successful marketing of the securities (including the Registrable Securities) to be sold.

     Section 2.3 Registration Procedures. If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

     (a) prepare and file as promptly as reasonably possible with the Commission a Registration Statement, on a form available to the Company, with respect to such securities (which filing shall be made within 30 calendar days after the receipt by the Company of a Request Notice) and use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined pursuant to subsection (g) below);

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the distribution period (determined pursuant to subsection (g) below) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

     (c) furnish to each Selling Holder and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

     (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then

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required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (f) in the case of an underwritten public offering, furnish upon request,
(i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, an opinion of counsel for the Company dated as of such date and addressed to the underwriters and to the Selling Holders, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements, or any expertized schedule, report or information contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters and, if available, to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;

     (g) make available for inspection by one representative of the Selling Holders, designated by a majority thereof, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that with respect to any Records that are confidential, the Inspectors shall take such action as the Company may reasonably request in order to maintain the confidentiality of the Records. For purposes of subsections (a) and (b) above with respect to demand

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registration only, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until the earlier of (a) the date each underwriter has completed the distribution of all securities purchased by it or (b) the date 90 calendar days subsequent to the effective date of such Registration Statement, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or one year;

     (h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     (i) use its commercially reasonable efforts to keep effective and maintain for the period specified in subsection (g) a registration, qualification, approval or listing obtained to cover the Registrable Securities as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

     (j) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

     (k) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

     Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.3 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, the time periods mentioned in subsection (g) of this
Section 2.3 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.3 hereof or the notice that they may resume use of the prospectus.

     In connection with each registration hereunder with respect to an underwritten public offering, the Company and each Selling Holder agrees to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature.



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     Section 2.4 Cooperation By Selling Holders. The Company shall have no obligation to include in such Registration Statement shares of a Selling Holder who has failed to timely furnish such information which, in the written opinion of counsel to the Company, is reasonably required in order for the Registration Statement to comply with the Securities Act.

     Section 2.5 Restrictions on Public Sale by Selling Holders of Registrable Securities. To the extent not inconsistent with applicable law, including insurance codes, each Selling Holder of Registrable Securities that is included in a Registration Statement which registers Registrable Securities pursuant to this Agreement agrees not to effect any public sale or distribution of the issue being registered (or any securities of the Company convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the 14 business days before, and during the 90 calendar day period beginning on, the effective date of a Registration Statement filed by the Company (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities of the same type as the Registrable Securities, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers or directors or any other stockholder of the Company on whom a restriction is imposed; and, provided further that to the extent the Selling Holders do not participate in the underwritten public offering, the period of time for which the Company is required to keep any other Registration Statement which includes Registrable Securities that is effective concurrently with the holdback period described above continuously effective shall be increased by a period equal to such requested holdback period.

     Section 2.6 Restrictions on Public Sale by the Company. To the extent required by an underwriter in an underwritten public offering, the Company agrees not to effect on its own behalf any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 business days before, and during the 90 calendar day period beginning on, the effective date of any Registration Statement in which the Selling Holders of Registrable Securities are participating except pursuant to such Registration Statement or a Registration Statement on Form S-8 or Form S-4 or such other Registration Statements for (a) the resale of shares issued pursuant to an employee stock ownership trust or other benefit plan of a business acquired in an acquisition by the Company or (b) in connection with non- underwritten commitments to register the resale of securities issued to owners of a business acquired in an acquisition by the Company. This section applies to the demand registration right only.

     Section 2.7 Expenses.

     (a) Certain Definitions. "Registration Expenses" means all expenses incident to the Company's performance under or compliance with this Agreement, including, without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable out-of- pocket expenses, including, without limitation, all reasonable expenses incurred directly by the Selling Holders for one legal counsel, but excluding any Selling Expenses. "Selling Expenses" means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.




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     (b) Parties' Obligations. The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay all Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

     Section 2.8 Indemnification.

     (a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) (collectively, "Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

     (b) By the Selling Holder(s). Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

     (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.8. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) Contribution. If the indemnification provided for in this Section 2.8 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that in no event shall a Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

     Section 2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

     (a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the Closing Date;

     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date; and

     (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to Investor by the Company under this Article II may be transferred or assigned by Investor to a transferee or assignee of such Registrable Securities that is either (i) an Affiliate of Investor or (ii) a transferee who becomes subject to Investor's consents and agreements under the Settlement and Governance Agreement, provided that in the case of either clause (i) or (ii), the Company is given written notice prior to said transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that such transferee or assignee assumes in writing the obligations of Investor under this Agreement. Such registration rights shall not otherwise be transferable (except for a transfer by operation of law).


                                   ARTICLE III
                                PRE-EMPTIVE RIGHT

     Section 3.1 Pre-Emptive Right. Subject to Section 3.5 hereof, the Company hereby grants to each Holder (the "Pre-Emptive Purchasers") an irrevocable right to purchase a Proportionate Number (as defined in Section 3.2(a)) of shares of Common Stock in respect of the issuance or sale (or deemed issuance or sale) by the Company, from time to time during each fiscal quarter of the Company commencing with the fiscal quarter during which this Agreement becomes effective, of New Securities to third parties (the "Pre-Emptive Right"). The Pre-Emptive Right shall be subject to the following provisions of this Article III.

     Section 3.2 Certain Definitions and Determinations.

     (a) Proportionate Number. The "Proportionate Number" of shares of Common Stock that may be purchased by a Pre-Emptive Purchaser in respect of the applicable fiscal quarter shall be the number of shares of Common Stock which such Pre-Emptive Purchaser would be required to purchase in order that such Pre-Emptive Purchaser's Fully Diluted Ownership Ratio, after giving effect to the issuance of the number of New Securities (as defined in Section 3.2(b)) issued or sold (or deemed to be issued or sold) by the Company to third parties during such applicable fiscal quarter of the Company would be equal to such Pre-Emptive Purchaser's Fully Diluted Ownership Ratio at the beginning of such fiscal quarter.

     (b) "New Securities" shall mean (i) any Voting Capital Stock (as defined in
Section 3.2(c) below) of the Company whether now authorized or not and (ii) in the case of the issuance or sale of rights, options, or warrants to purchase such Voting Capital Stock, and securities of any type whatsoever that are, or may become, convertible into Voting Capital Stock (collectively, "Capital Stock Equivalents"), the Voting Capital Stock issued upon the exercise or conversion of such Capital Stock Equivalents (including securities issued upon conversion or exercise of any currently outstanding Capital Stock Equivalents); provided that the term "New Securities" does not include (i) securities issuable upon conversion of the Preferred Stock; (ii) securities issued in connection with any stock split, stock dividend or recapitalization of the

Company; or (iii) securities issued upon conversion or exercise of any Capital Stock Equivalents if the Pre-Emptive Right was provided upon the issuance of such Capital Stock Equivalent.

     (c) "Voting Capital Stock" shall mean Common Stock or other capital stock which is entitled to vote generally with the Common Stock upon the election of directors and other matters submitted to a general vote of stockholders.

     (d) "Closing Price" shall mean on any particular date (i) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last sale price on such exchange on the date nearest preceding such date, (ii) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, (iii) if the Common Stock is not quoted on the NASDAQ, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Common Stock is no longer publicly traded, as determined in good faith by the Board of Directors of the Company based upon the price that would be paid by a willing buyer of the shares at issue, in a sale process designed to maximize value and attract a reasonable number of participants to provide a fair determination of such value.

     Section 3.3 Mechanics. In the event the Company issues or sells (or is deemed to issue or sell) New Securities during any fiscal quarter of the Company, within two business days after the end of such fiscal quarter, the Company shall give each Pre-Emptive Purchaser written notice of the issuance or sale, describing the type of New Securities issued or sold, the date of the issuance or sale (or deemed issuance or sale), the Proportionate Number of shares of Common Stock that it may acquire as a result of the issuance or sale of such New Securities and the aggregate purchase price payable by it upon exercise of its Pre-Emptive Right (including relevant details as to the calculation of such purchase price). The purchase price for each such share of Common Stock shall be equal to the Closing Price of the Common Stock on the date of issuance or sale (or deemed issuance or sale) of the corresponding New Security. Each Pre-Emptive Purchaser shall exercise its Pre- Emptive Right (if at all) by delivering, within 10 business days after the end of such fiscal quarter in which the New Securities were issued or sold (or deemed to be issued or sold), (a) notice to the Company stating therein the quantity of its Proportionate Number of shares of Common Stock to be purchased and (b) payment to the Company of the aggregate purchase price for such shares in immediately available funds. Thereupon, the Company shall promptly issue and deliver such Pre-Emptive Purchaser a certificate or certificates for the number of shares of Common Stock which the Pre-Emptive Purchaser has elected to purchase. Notwithstanding the foregoing, in the event that the Company shall notify a Pre-Emptive Purchaser in writing that the Company intends to effect a sale of any New Securities in an underwritten offering under the Securities Act or under Rule 144A of the Securities Act (which notice shall include the proposed maximum number of securities to be offered and the estimated price range per share), such Pre-Emptive Purchaser shall notify the Company within 72 hours after receipt of such notice as to such Pre-Emptive Purchaser's election to participate as a purchaser in such offering with respect to the number of shares of Common Stock in such offering, if any, subject to such Pre-Emptive Purchaser's Pre-Emptive Rights. A Pre-Emptive Purchaser's participation in such offering shall supersede any Pre-Emptive Right with respect to the securities which are the subject of such offering, and in the event a Pre-Emptive Purchaser elects not to participate as a purchaser in such offering, such Pre-Emptive Purchaser shall not have any Pre-Emptive Right with respect to the securities so offered.

     Section 3.4 Adjustments. The applicable purchase price and the Proportionate Number shall be adjusted appropriately to reflect stock dividends, combinations, splits, reclassifications, exchanges, substitutions or other similar adjustments with respect to the Common Stock during the relevant fiscal quarter that occur prior to the exercise of the applicable Pre-Emptive Right.

     Section 3.5 Transfer of Pre-Emptive Right. Subject to Section 3.6, all or a portion of the Pre-Emptive Right set forth in this Article III may be transferred or assigned by Investor, only to a transferee or assignee of Registrable Securities that is either (i) an Affiliate of Investor or (ii) a transferee who becomes subject to Investor's covenants and agreements under the Settlement and Governance Agreement, provided that in the case of clause (i) or
(ii), (x) the Company is given written notice prior to said transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such Pre-Emptive Rights are being transferred or assigned, (y) such transferee or assignee assumes in writing the obligations of such Pre-Emptive Purchaser under this Agreement and
(z) in the case of a partial transfer, Investor retains a pro rata Pre-Emptive Right to the extent of any Registrable Securities not transferred or assigned. Such pre-emptive rights shall not otherwise be transferable (except for a transfer by operation of law).

     Section 3.6 Termination of Pre-Emptive Right. The Pre-Emptive Right granted under this Agreement shall terminate as to any Holder if the total number of Registrable Securities owned by such Holder represents less than 10% of the total number of shares of Common Stock outstanding (assuming full conversion of all Preferred Stock).

                                   ARTICLE IV
                               TRANSFERS OF SHARES

     Section 4.1 Transfers. Except as otherwise expressly provided herein or in the Settlement and Governance Agreement and subject to applicable law, a Holder may, voluntarily or involuntarily, directly or indirectly, sell, transfer, assign, donate, pledge or otherwise encumber or dispose of any interest in all or any portion of the shares of Preferred Stock and the Conversion Shares (a "Transfer") without restriction.

     Section 4.2 Securities Laws; Assignment of Obligations. A Holder shall not effect any Transfer until:

     (a) There is then in effect a Registration Statement covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

     (b) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition is exempt from registration under the Securities Act; provided however, that it is agreed that the Company will not require opinions of Holder's counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

     Section 4.3 Transfers to Competitors. A Holder may not Transfer any portion of the Preferred Stock to any Competitor.

     Section 4.4 Legend.

     (a) Each certificate representing Preferred Stock shall (unless otherwise permitted by the provisions of this Agreement or the Settlement and Governance Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

     THE SALE, TRANSFER OR PLEDGE OF THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT AND A CERTAIN SETTLEMENT AND GOVERNANCE AGREEMENT BETWEEN THE COMPANY AND CERTAIN HOLDERS OF ITS SECURITIES, AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY. THE SALE, TRANSFER OR PLEDGE OF THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME. COPIES OF SUCH CERTIFICATE MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     (b) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of under Rule 144(k) (or any successor thereto or substantially equivalent exemption) without registration, qualification or legend.

     Section 4.5 Improper Transfer. Any attempt to Transfer any Preferred Stock which is not in accordance with this Agreement shall be null and void, and the Company shall not give any effect to such attempted Transfer in the records of the Company.

                                    ARTICLE V
                                  MISCELLANEOUS

     Section 5.1 [Intentionally Omitted.]

     Section 5.2 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

     (a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 5.2, which address initially is, with respect to Investor, the address set forth in the Settlement and Governance Agreement, and

     (b) if to the Company, initially at its address set forth in the Settlement and Governance Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5.2. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied or sent via Internet electronic mail; and when actually received, if sent by any other means.

     Section 5.3 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent holders of Registrable Securities as set forth in
Section 5.11.

     Section 5.4 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     Section 5.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 5.6 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any judicial proceedings with respect to this Agreement shall be brought in a federal or state court located in the State of Delaware, and by execution and delivery of this Agreement, each party accepts, generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby, and waives any objection to the laying of venue in any such proceedings in such courts. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, including preliminary relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. If any party shall institute any action or proceeding to enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

     Section 5.7 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

     Section 5.8 Entire Agreement. This Agreement and the Settlement and Governance Agreement, together with the Strategic Alliance Agreement and the Securities Purchase Agreement previously executed and delivered by the Company and Investor, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and such other Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter (including without limitation the Original Agreement). Without limiting the foregoing, to the extent that any provision therein is inconsistent with, or deals with the same subject matter as, any provision of this Agreement, the Securities Purchase Agreement is hereby superseded.

     Section 5.9 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     Section 5.10 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and by Holders owning a majority of the Registrable Securities.

     Section 5.11 Rights of Assignee. Subject to the provisions of Sections 2.10, 3.5 and 4.4 hereof, the rights of an assignee under this Section 5.11 shall be the same rights granted to the assigning Holder under this Agreement. In connection with any such assignment, the term "Holder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Holder hereunder to such assignee, be deemed to refer to the assignee.

     Section 5.12 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

     Section 5.13 References to this Agreement. References to numbered or lettered articles, section, and subsections refer to articles, sections, and subsections, respectively, of this Agreement unless otherwise expressly stated.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       QUANTA SERVICES, INC.


                                       By:   /s/ John R. Colson
                                          ------------------------------
                                          Name:  John R. Colson
                                          Title: Chief Executive Officer


                                       AQUILA, INC.


                                       By:    /s/ Keith G. Stamm
                                           ------------------------------
                                           Name:  Keith G. Stamm
                                           Title: President and COO
                                                  Global Networks Group





                     SIGNATURE PAGE TO AMENDED AND RESTATED
                           INVESTOR'S RIGHTS AGREEMENT